EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50849, 333-15189, 333-38713, 333-68147, 333-82679, 333-82677, 333-91771, 333-91951, 333-91955, 333-51644, 333-51648, 333-73980, 333-74252, 333-74254, 333-101542, 333-101844, 333-101846, 333-102063, 333-120084, 333-120085, and 333-120087) of Applera Corporation of our report dated August 24, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 24, 2007 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, Connecticut

August 24, 2007